Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132808) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan and the TD Holding Corporation Third Amended and Restated 2003 Stock Option Plan of our report dated November 16, 2006, with respect to the consolidated financial statements and schedule of TransDigm Group Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2006.

ERNST & YOUNG LLP

Cleveland, Ohio

November 20, 2006